Exhibit 10.1

BRANCHOUT FOOD INC.

Senior Secured Promissory Note

$1,500,000	January 28, 2026 (the “Issue Date”)

FOR VALUE RECEIVED, BRANCHOUT FOOD, INC., a Nevada corporation (the “Company”) with its principal executive office at 205 SE Davis Ave., Suite C, Bend, Oregon 97702, promises to pay to the order of Kaufman Kapital LLC, a Delaware limited liability company, or its registered assigns (the “Holder” or “Payee”), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Principal Amount”), together with interest on such Principal Amount, on January 28, 2027 (the “Maturity Date”). Interest on this Senior Secured Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding at a rate per annum computed in accordance with Section 2 hereof.

This Note is secured by a Security Agreement, dated July 23, 2024, between the Company and the Holder (as amended, supplemented, restated or otherwise modified from time to time the “Security Agreement”) covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement and any and all other documents executed and delivered by the Company under which Payee is granted liens, or liens are perfected, on assets of the Company are collectively referred to as the “Security Documents.”

1. Optional Prepayment. The Company may prepay this Note, without premium or penalty, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid.

2. Computation and Payment of Interest.

A. Base Interest Rate. Subject to Sections 2B below, the outstanding Principal Amount shall bear interest at the rate of eight percent (8%) per annum.

B. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

C. Payment of Interest. Interest shall accrue and be paid in lump-sum payment on the Maturity Date (or any earlier date of payment).

3. Covenants of Company.

A. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Holder, it will perform the obligations set forth in this Section 3A:

(i) Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested, so long as no liens arise in connection with any non-payment;

(ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, all necessary rights and franchises and comply in all material respects with all laws applicable to the Company;

(iii) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

(iv) The Company will promptly provide to the Holder all information pertaining to the Company, and its properties, operations and business, or related to this Note and the documents, instruments and agreements in connection therewith, reasonably requested by Holder from time to time;

(v) The Company shall provide a copy of all materials sent to the Board of Directors, and to the holders of indebtedness;

(vi) The Company will duly and punctually pay and/or perform its obligations under this Note;

(vii) The Company will preserve and maintain its existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices;

(viii) Holder shall be entitled to receive, as soon as available, and in any event within 45 days after the end of each fiscal quarter, reviewed consolidated balance sheets of the Company and its subsidiaries, unaudited consolidated statements of income, cash flows, and stockholders’ equity for each such quarterly period and for the current fiscal year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto); provided that the Company shall have satisfied this obligation by timely filing with the SEC its Quarterly Reports on Form 10-Q;

(ix) Holder shall be entitled to receive, as soon as available, and in any event within ninety (90) days of the end of each fiscal year, reviewed consolidated balance sheets of the Company and its subsidiaries as at the end of each such fiscal year and reviewed consolidated statements of income, cash flows, and stockholders’ equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year, of certified public certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby; provided that the Company shall have satisfied this obligation by timely filing with the SEC its Annual Reports on Form 10-K; and

(x) Upon reasonable notice from Holder, the Company at Company’s expense shall, and shall cause its directors, officers, and employees to, afford Holder and its representatives reasonable access during normal business hours to (i) the properties, offices, plants, and other facilities of the Company and its subsidiaries, (ii) the corporate, financial and similar records, reports, and documents of the Company and its subsidiaries, and (iii) the officers, senior employees, and public accountants of the Company and its subsidiaries, and to afford Holder and its representatives the opportunity to discuss and advise on the affairs, finances, and accounts of the Company and its subsidiaries with their officers, senior employees, and public accountants (and the Company hereby authorizes said accountants to discuss with Holder and its representatives such affairs, finances, and accounts).

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B. Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Holder, it will perform the obligations set forth in this Section 3B:

(i) Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity without the prior written consent of Payee;

(ii) Sales of Assets. The Company will not, other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, its properties or assets material to the Company’s business to any person or entity;

(iii) Indebtedness. The Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, provided, that this covenant shall not apply to (w) other indebtedness in favor of Payee, (x) the Company’s indebtedness to the United States Small Business Administration (“SBA”) pursuant to a $34,500 Promissory Note issued to the SBA, (y) capitalized leases outstanding as of the date hereof or approved in advance by Holder, or (z) purchase money indebtedness outstanding as of the date hereof or approved in advance by Holder (secured solely by Liens on the equipment or assets leased or purchased);

(v) Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except Liens in favor of the Holder or any of the following (collectively, “Permitted Liens”):

(a) Liens in favor of Payee;

(b) Liens granted to secure indebtedness incurred (i) that is permitted under Section 3B(iii) above, (ii) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (iii) under equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue; and

(e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(vi) Dividends. The Company will not declare or pay any dividends or distributions on its outstanding capital stock;

(vii) Affiliate Transactions. The Company will not enter into or suffer to exist any transaction with any employee, officer, director, shareholder of the Company or any affiliate of the Company except transactions in the ordinary course of business on arms’ length terms;

(viii) Convertible Note Prepayment. The Company will not make any prepayments under that certain 12% Senior Secured Convertible Promissory Note of the Company dated July 24, ,2024, in the principal amount of up to $3,400,000, in favor of Payee; and

(ix) Claims. The Company will not waive any material term of a material contract, instrument or agreement or enter into or modify any material contract, instrument or agreement, or bring or settle any material claim or litigation, without the prior consent of the Holder.

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4. Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i) Non-Payment of Obligations. The Company shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3A;

(iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B;

(iv) Bankruptcy, Insolvency, Etc. The Company (or any of its subsidiaries) shall:

(a) admit in writing its inability to pay its debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(v) Cross-Default. The Company shall default in the payment when due, or otherwise default in the performance, after the expiration of any applicable grace period, of any amount payable under any obligation of the Company for money borrowed (including capital leases and purchase money financing) in excess of $100,000, or there occurs any “event of default” or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies;

(vi) Other Breaches, Defaults. The Company shall default or be in breach of any term or provision of this Note; or

(vii) Security Documents. The Security Documents shall fail to create a valid and perfected Lien in and to any Collateral or if the Company or any grantor breaches the terms thereof.

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Then, and in any such event, the Holder may take or cause to be taken any or all of the following actions, without prejudice to the rights of Payee to enforce its claims against the Company: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under the Security Agreement, and (3) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(iv) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

5. [Reserved]

6. Amendments and Waivers. The provisions of this Note may from time to time be amended, modified, supplemented, or waived only in a writing signed by the Company and the Holder.

7. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

D. Fees and Expenses. The Company shall pay to or at the direction of the Payee on demand all out-of-pocket expenses incurred by Holder and its affiliates, including the fees, charges and disbursements of any counsel for such persons, in connection with the preparation, execution, delivery, enforcement or protection of its rights under this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer

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